Exhibit 10.3

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS EITHER (i) NOT MATERIAL, OR (ii) IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL

OPTION AGREEMENT

THIS OPTION AGREEMENT (this “Agreement”) is dated as of January 10, 2025

BY AND AMONG:

JIANG YU

10 Times Square

30th Floor

New York, NY 10018

(the “Owner”)

MODULAR MICRO REACTOR TECHNOLOGIES INC. (f/k/a 1519188 B.C. Ltd.)

595 Howe Street, Suite 704, Box 35
Vancouver, British Columbia, V6C 2T5

(“MMR BC”)

MODULAR MICRO POWER INC (f/k/a 1519191 B.C. Ltd.)

595 Howe Street, Suite 704, Box 35
Vancouver, British Columbia, V6C 2T5

(“MMP BC”)

1520572 B.C. LTD.

595 Howe Street, Suite 704, Box 35
Vancouver, British Columbia, V6C 2T5

(“MMR Contracts BC”, and together with MMR BC and MMP BC, the “Companies” and each, a “Company”, and collectively with the Owner, the ‘Optionors”).

OF THE FIRST PART

AND:

NANO NUCLEAR ENERGY INC.

10 Times Square

30th Floor

New York, NY 10018

(the “Optionee”)

OF SECOND PART

WHEREAS:

A.	Each Company is a company duly incorporated under the laws of the Province of British Columbia, having its registered office as Suite 704, 595 Howe Street, Vancouver, British Columbia, V6C 2T5.

B.	The Owner is the owner of 100% percent of the issued and outstanding shares of each Company.

C.	Optionee is a party to that certain Asset Purchase Agreement, dated as of December 18, 2024 (as amended by a First Amendment to Asset Purchase Agreement, dated as of January 10, 2025 (the “APA Amendment”), the “Purchase Agreement”), by and among Optionee, Ultra Safe Nuclear Corporation, a Delaware corporation (“USNC”), Ultra Safe Nuclear Corporation – Technologies, a Washington corporation (“USNC Tech”), USNC Holdings, LLC, a Washington limited liability company (“USNC Holdings”), Global First Power Limited, a Canadian corporation (“GFP”), and USNC – Power Ltd., a British Columbia corporation (“USNC-Power” and together with USNC, USNC Tech, USNC Holdings, and GFP collectively, “Sellers”).

D.	Pursuant to the APA Amendment, Optionee (a) assigned Optionee’s rights and obligations under the Purchase Agreement to acquire from the Sellers (i) the general partnership interests of Global First Power Limited Partnership, an Ontario limited partnership (the “Partnership”), to MMR BC, and (ii) the limited partnership interests of the Partnership to MMP BC, and (b) assigned and delegated Optionee’s rights and obligations with respect to the assumption of certain contracts, which are identified on Schedule 1 hereto (the “Canadian Contracts”) and all rights of the Sellers, if any, to be sold, transferred and conveyed under the Purchase Agreement with respect to the Chalk River demonstration project conducted by the Partnership (the “Partnership Demonstration Project”) to MMR Contracts BC; provided, that the transfer from the Sellers of the Partnership interests, the Canadian Contracts and the Partnership Demonstration Project rights (collectively, the “Canadian Assets”) are subject to the prior receipt of the consents of the Canadian Nuclear Safety Commission and Canadian Nuclear Laboratories (the “Canadian Consents”), with the Canadian Assets transferring only upon receipt of the Canadian Consents, even if after the closing under the Purchase Agreement (the “Closing), and with Optionee having the right to terminate the transfer of the Canadian Assets and receive a refund of $250,000 of the purchase price under the Purchase Agreement if the Canadian Consents are not received within 90 days after the Closing.

E.	In consideration of such assignment and delegation of the Canadian Assets to the Companies under the APA Amendment, the Optionors are agreeing to grant to Optionee an option to purchase all or any portion of the equity interests of the Companies or the Partnership or the assets of the Partnership or MMR Contracts BC, on the terms and conditions in this Agreement.

NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the foregoing, and the respective representations, warranties, covenants, and agreements of the parties hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.	OPTION

1.1 The Optionors hereby jointly and severally grant to the Optionee, for a period beginning on the later of (i) the date of this Agreement and (ii) the receipt of the Canadian Assets upon obtaining the Canadian Consents (the “Option Start Date”), and ending on the five (5) year anniversary of the Option Start Date (such period, the “Option Period”), the sole and exclusive right (the “Option”), at the sole election of the Optionee, to acquire any of the foregoing, as selected by the Optionee (as selected, an “Acquisition”): (a) all or any portion of the shares of any or all of the Companies; (b) all or any portion of the general partnership interests of the Partnership; (c) all or any portion of the limited partnership interests of the Partnership; (d) all or any material portion of the assets and business of the Partnership (provided, that such asset sale shall not reasonably be expected to result in the Partnership becoming or remaining insolvent); or (e) all or any of the Canadian Contracts or the Partnership Demonstration Project rights owned by MMR Contracts BC (provided, that such asset sale shall not reasonably be expected to result in MMR Contracts BC becoming or remaining insolvent). The Optionee may exercise the Option at its sole discretion at any time during the Option Period by providing written notice thereof to the Optionors, subject to the payment of the Purchase Price as described below. To the extent that the Option is not exercised for all of the issued and outstanding shares of all three Companies, the Option may continue to be exercised by Optionee at any time during the Option Period in one or more additional exercises until the Optionee owns all of the issued and outstanding shares of all three Companies. Any Acquisition pursuant to the Option will be made free and clear of all liens, charges and encumbrances whatsoever (other than those imposed by applicable securities laws, the organizational documents of the issuer of any equity securities that are acquired or those incurred by the Optionee).

1.2 Upon any exercise of the Option, the Optionee will pay to the Owner an amount (the “Purchase Price”) equal to the sum of (a) US$1.00, plus (b) if the Acquisition is for (i) all or any portion of the shares of any or all of the Companies, the amount of equity capital contributions made by the Owner to the applicable Company or Companies during the Option Period for which the Purchase Price has previously not been paid pursuant to an earlier exercise of the Option, (ii) all or any portion of the partnership interests of the Partnership or all or any material portion of the assets of the Partnership, the amount of equity capital contributions made by the applicable Company to the Partnership during the Option Period for which the Purchase Price has previously not been paid pursuant to an earlier exercise of the Option or (iii) all or any of the Canadian Contracts or the Partnership Demonstration Project rights owned by MMR Contracts BC, the amount of equity capital contributions made by the Owner to MMR Contracts BC during the Option Period for which the Purchase Price has previously not been paid pursuant to an earlier exercise of the Option.

2

1.3 This Agreement is an option only, and is exercisable at the sole election and discretion of the Optionee.

1.4 To the extent that any consent or approval of, permit by, notice to or filing with, a third party, including any governmental or regulatory agency or body, is required in connection with the Acquisition, unless otherwise waived in writing by the Optionee, such Acquisition will be contingent upon obtaining such consent, approval or permit or making such notice or filing, and the Optionors will cooperate with Optionee and use their best efforts to obtain any such consent, approval or permit and make any such notice or filing (including using their best efforts to cause the Partnership and the respective officers, directors, employees, contractors and other agents and legal representatives of the Partnership and the Companies to cooperate and assist with such efforts).

2.	REPRESENTATIONS, WARRANTIES AND COVENANTS

2.1	The Optionors hereby jointly and severally represent, warrant and covenant to the Optionee that:

(A)	All of the issued and outstanding shares or other equity interests of each Company are, and until the end of the Option Period will be (except to the extent acquired by Optionee hereunder pursuant to the Option), legally and beneficially owned by Owner, free and clear of all liens, charges and encumbrances whatsoever (other than those imposed by applicable securities laws or the organizational documents of the applicable Company). All such shares of each Company are validly issued and outstanding as fully paid and a non-assessable shares in the capital of the applicable Company.

(B)	All of the issued and outstanding partnership interests of the Partnership are as of the Option Start Date, and during the Option Period will be (except to the extent acquired by Optionee hereunder pursuant to the Option), legally and beneficially owned by the Companies, free and clear of all liens, charges and encumbrances whatsoever (other than those imposed by applicable securities laws or the organizational documents of the Partnership).

(C)	Each Optionor has due and sufficient right and authority to enter into this Agreement on the terms and conditions set forth in this Agreement, to perform its obligations under this Agreement and to consummate the transactions contemplated hereby.

(D)	No person or entity currently has, or at any time until the end of the Option Period will have, any agreement, option or right to: (i) purchase or otherwise acquire any of the equity interests of any Company or any of the unissued shares or other equity interests in the capital of any Company; or (ii) require an Optionor to sell, transfer, assign, pledge, charge, mortgage or in any other way dispose of or encumber any of the equity interests of any Company, other than under this Agreement.

(E)	Other than the rights of the Optionee pursuant to this Agreement, no person or entity currently has, or at any time prior to the end of the Option Period will have, any agreement, option or right to:

a.	Purchase or otherwise acquire any of the equity interests of any Company or the Partnership or any of the unissued shares or other equity interests in the capital of any Company or the Partnership or all or any material portion of the assets or business of the Partnership or any or all of the Canadian Contracts or the Partnership Demonstration Project rights owned or to be owned by MMR Contracts BC; or

3

b.	Require an Optionor to sell, transfer, assign, pledge, charge, mortgage or in any other way dispose of or encumber any of the equity interests of any Company or the Partnership or all or any material portion of the assets or business of the Partnership or any or all of the Canadian Contracts or the Partnership Demonstration Project rights owned or to be owned by MMR Contracts BC.

(F)	There are no actions, suits, investigations or proceedings before any court, arbitrator, administrative agency or other tribunal or governmental authority, whether current, pending or threatened, which directly or indirectly relate to or affect the equity interests of any Company or, to the knowledge of the Optionors, the Partnership or the interests of any Optionor therein or, to the knowledge of the Optionors, the rights or obligations under any of the Canadian Contracts or the Partnership Demonstration Project rights owned or to be owned by MMR Contracts BC, nor is any Optionor aware of any acts that would reasonably be expected to result in any such action, suit, investigation or proceeding being initiated or threatened.

(G)	Any Acquisition pursuant to the Option will be made free and clear of all liens, charges and encumbrances whatsoever (other than those imposed by applicable securities laws, the organizational documents of the issuer of any equity securities that are acquired or those incurred by the Optionee).

(H)	No proceedings are pending for, and to the knowledge of each Optionor, there is no basis for the institution of any proceedings leading to, the placing of an Optionor in bankruptcy.

2.2	The Optionee hereby represents and warrants to the Optionors that:

(A)	It has been duly incorporated and is a valid and subsisting body corporate under the laws of its jurisdiction of incorporation and is duly qualified to carry on business and to hold an interest in the equity interests or assets acquired pursuant to the Option.

(B)	No proceedings are pending for, and to the knowledge of Optionee, there is no basis for the institution of any proceedings leading to, its dissolution or winding up or the placing of it into bankruptcy or its subjection to any other law governing the affairs of bankrupt or insolvent persons.

(C)	It has full right, power and authority to enter into and accept the terms of this Agreement, to perform its obligations hereunder and to carry out the transactions contemplated herein.

3.	TERMINATION OF OPTION

3.1	The Option shall terminate and no longer be exercisable after the end of the Option Period; provided, that such termination of the Option shall not affect the parties’ respective obligations to continue to fulfil any exercise of the Option made during the Option Period.

4

4.	NOTICES

4.1	All notices, consents, waivers and other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered (i) in person, (ii) by facsimile or other electronic means, with affirmative confirmation of receipt, (iii) one business day after being sent, if sent by reputable, nationally recognized overnight courier service or (iv) three (3) business days after being mailed, if sent by registered or certified mail, pre-paid and return receipt requested, in each case to the applicable party at the following addresses (or at such other address for a party as shall be specified by like notice):

If to any Optionor, to: Jiang Yu 10 Times Square, 30th Floor New York, NY 10018
If to the Optionee, to: Nano Nuclear Energy Inc. 10 Times Square, 30th Floor New York, NY 10018	with a copy (which will not constitute notice) to: Ellenoff Grossman & Schole LLP 1345 Avenue of the Americas, 11th Floor New York, New York 10105, U.S.A.
Attention: James Walker, CEO	Attn:	Richard Anslow, Esq., Matthew A. Gray, Esq., Lawrence Rosenbloom, Esq.
	Email:	ranslow@egsllp.com, mgray@egsllp.com, lrosenbloom@egsllp.com

5.	GENERAL TERMS AND CONDITIONS

5.1	The parties hereto hereby covenant and agree that they will execute such further agreements, conveyances and assurances as may be requisite, or which counsel for the parties may deem necessary to effectually carry out the intent of this Agreement.

5.2	All parties confirm that each has been given the opportunity to seek and obtain independent legal advice prior to execution of this Agreement and enter into this Agreement and execute this Agreement on the same equal footing, with equal understanding of the Agreement.

5.3	This Agreement shall constitute the entire agreement among the parties with respect to the subject matter hereof. No representations or inducements have been made save as herein set forth. No changes, alterations or modifications of this Agreement shall be binding upon any party until and unless a memorandum in writing to such effect shall have been signed by all parties hereto. This Agreement shall supersede all previous written, oral or implied understandings among the parties with respect to the matters covered hereby.

5.4	No party shall have any power or any right to assign or transfer, in whole or in part, this Agreement, or any of its rights or any of its obligations hereunder, without the prior written consent of the other parties hereto and any such purported assignment in contravention of the provisions herein shall be null and void and of no force or effect; provided, that the Optionee may assign any or all of its rights hereunder to one or more of its subsidiaries without the consent of any Optionors. Nothing contained in this Agreement or in any instrument or document executed by any party in connection with the transactions contemplated hereby shall create any rights in, or be deemed to have been executed for the benefit of, any person or entity that is not a party hereto or thereto or a successor or permitted assign of such a party,

5.5	Time shall be of the essence of this Agreement.

5.6	The titles to the sections in this Agreement shall not be deemed to form part of this Agreement but shall be regarded as having been used for convenience of reference only.

5.7	Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision shall be prohibited by or be invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

5

5.8	This Agreement shall be governed by and interpreted in accordance with the laws of British Columbia and the laws of Canada applicable therein.

5.9	Each party acknowledges that the rights of each party to consummate the transactions contemplated by this Agreement are unique, recognizes and affirms that in the event of a breach of this Agreement by any party, money damages may be inadequate and the non-breaching parties may have not adequate remedy at law, and agree that irreparable damage may occur in the event that any of the provisions of this Agreement were not performed by an applicable party in accordance with their specific terms or were otherwise breached. Accordingly, each party shall be entitled to seek an injunction, restraining order or other equitable remedy to prevent or remedy any breach of this Agreement and to seek to enforce specifically the terms and provisions hereof, in each case, without the requirement to post any bond or other security or to prove that money damages would be inadequate, this being in addition to any other right or remedy to which such party may be entitled under this Agreement, at law or in equity. Each party agrees that it will not oppose the granting of an injunction, specific performance or other equitable relief on the basis that the other party has an adequate remedy at law or that an award of specific performance is not an appropriate remedy for any reason at law or equity.

5.10	This Agreement shall enure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, administrators, successors and assigns.

5.11	This Agreement may be amended, supplemented or modified only by execution of a written instrument signed by the Optionee and the Optionors. Any waiver of the provisions of this Agreement shall be valid only if set forth in an instrument in writing signed by the party or parties to be bound thereby. No failure or delay by a party in exercising any right hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise of any other right hereunder.

5.12	The section headings contained in this Agreement are solely for the purpose of reference and shall not in any way affect the meaning or interpretation of this Agreement. In this Agreement, unless the context otherwise requires: (a) any pronoun used shall include the corresponding masculine, feminine or neuter forms, and words in the singular, including any defined terms, include the plural and vice versa; (b) reference to any person or entity includes such person’s or entity’s successors and assigns but, if applicable, only if such successors and assigns are permitted by this Agreement, and reference to a person or entity in a particular capacity excludes such person or entity in any other capacity; (c) “including” (and with correlative meaning “include”) means including without limiting the generality of any description preceding or succeeding such term and shall be deemed in each case to be followed by the words “without limitation”; (d) the words “herein,” “hereto,” and “hereby” and other words of similar import in this Agreement shall be deemed in each case to refer to this Agreement as a whole and not to any particular section or other subdivision of this Agreement; and (e) a “business day” means any day other than a Saturday, Sunday or a legal holiday on which commercial banking institutions in New York, New York are authorized to close for business, excluding as a result of “stay at home”, “shelter-in-place”, “non-essential employee” or any other similar orders or restrictions or the closure of any physical branch locations at the direction of any governmental authority so long as the electronic funds transfer systems, including for wire transfers, of commercially banking institutions in New York, New York are generally open for use by customers on such day.

5.13	The parties have participated jointly in the negotiation and drafting of this Agreement. Consequently, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favouring or disfavouring any party by virtue of the authorship of any provision of this Agreement.

5.14	This Agreement may be executed in one or more counterparts, each of which so signed, whether in original or facsimile form, shall be deemed to be an original and bear the dates as set out above and all of which together will constitute one and the same instrument.

{Remainder of Page Intentionally Left Blank; Signature Page Follows}

6

IN WITNESS WHEREOF this Agreement has been executed by the parties hereto as of the day and year first above written.

The Optionors:

/s/ Jay Yu
Jiang Yu

MODULAR MICRO REACTOR TECHNOLOGIES INC.
(f/k/a 1519188 B.C. Ltd.)

By:	/s/ Jay Yu
Name:	Jiang Yu
Title:

MODULAR MICRO POWER INC.
(f/k/a 1519191 B.C. Ltd.)

By:	/s/ Jay Yu
Name:	Jiang Yu
Title:

1520572 B.C. LTD.

By:	/s/ Jay Yu
Name:	Jiang Yu
Title:

The Optionee:

NANO NUCLEAR ENERGY INC.

By:	/s/ James Walker
Name:	James Walker
Title:	Chief Executive Officer

{Signature Page to Canadian Option Agreement}

Schedule 1 to Option Agreement

Canadian Contracts

Debtor Name	Contract Counterparty	Contract Category	Contract No.
USNC-Power	[******]	Service Provider Agreement
USNC-Power	[******]	Service Provider Agreement	[******]
GFP	[******]	Services Agreement